Exhibit 10.2

Contract No.: Concora SPACE - Structure

House Leasing Contract

Between

[Shanghai Chuangzhi Space Entrepreneurship Incubator Management Co., Ltd.]

And

[Shanghai ShouTi Biotechnology Co., Ltd.]

House Leasing Contract

House Leasing Contract

This House Leasing Contract is made as of June 29, 2023, by and between:

Party A (Lessor): Shanghai Chuangzhi Space Entrepreneurship Incubator Management Co., Ltd.

Legal representative: Shirlene Yang Song

Designated contact person: Harry Zhu

Contact address: Building 2, No. 2966 Jinke Road, Shanghai Pilot Free Trade Zone

Tel: 13564136098

Email: harry.zhu@concoragroup.com

Party B (Lessee): Shanghai ShouTi Biotechnology Co., Ltd.

Legal representative: Raymond Charles Stevens

Designated contact person: Chris Song

Contact address: Unit 02, 5th Floor, Block A, No.2889, Jinke Road, Pudong New Area, Shanghai

Tel: 13917343265

Email: chris.song@structuretx.com

Regarding the house leasing matter under this Contract, Party A and Party B have reached the following agreement through friendly negotiation:

Part One

Basic Commercial Terms

I.	Agreement

Zone: House:

Located at [No. 2966 Jinke Road, Shanghai Pilot Free Trade Zone].

The Unit [401] of Building [2] located in the Zone (hereinafter referred to as the "House") has a building area of [780] square meters. Both parties confirm that the aforementioned building area is used as the basis for calculating the rent and property management fee of the House. If the building area is inconsistent with the area marked on the real estate certificate of the House, the calculation shall still be based on the aforementioned building area.

Leasing period:	[36] months, counting from the "starting date" to the "expiring date".
Rent-free period:	[1] month, from 02/01/2024 to 02/28/2024.
Signing date:	06/29/2023
Starting date:	02/01/2024
Expiring date:	01/31/2027
Rent:

1st year:

The rent unit price (including tax) from 02/01/2024 to 01/31/2025 is RMB [7.0] per square meter per day (building area); and the total rent for every [3] months is RMB [498,225.00];

2nd year:

From 02/01/2025 to 01/31/2026, the rent will increase by 3% annually based on the first year, with a unit price of RMB [7.21] per square meter per day (building area); and the total rent for every [3] month is RMB [513,171.75].

3rd year:

From 02/01/2026 to 01/31/2027, the rent will increase by 3% annually on the basis of first year, with a unit price of RMB [7.43] per square meter per day (building area); and the total rent for every [3] month is RMB [528,830.25].

Decoration rent:	The unit price (including tax) of decoration rent from 02/01/2024 to 01/31/2027 is RMB [3.5] per square meter per day (building area); and the total decoration rent for every [3] month is RMB [249,112.50], and the decoration rent remains unchanged during the leasing period. Unless it is explicitly stipulated in the Contract that the rent specified in this Article is decoration rent, the rent payment obligation, breach of contract and the corresponding terms agreed herein shall apply to the decoration rent.
Property management service fee and parking management fee:

The property management service fee (including tax) is RMB [30] per square meter per month (building area)

The total property management fee for every [3] month is RMB [70,200.00]

Parking management service fee (tax included): Party A shall reserve one fixed underground parking space for Party B at RMB700 per month and 14 non-fixed above-ground parking Spaces at RMB600 per month for each parking space.

Deposit:

The deposit amount is the sum of the rent, decoration rent, and property management service fee (including tax) under this Contract for [3] months, which is RMB [817,537.50].

If the rent and property management service fee standards are adjusted during the leasing period as provided hereunder or as otherwise agreed between the parties, Party B shall make up the deposit to Party A within [7] days after the adjustment of the rent and property management service fee standards, based on the same calculation standards mentioned above.

Day/Month/Quarter:	The day, month, and quarter referred to in this Contract are calendar day, calendar month, and calendar quarter, respectively
Appendix:	Appendix I House Plan
Appendix II House Handover Letter
Appendix III House Delivery Standards

This Contract shall come into effect upon being signed and affixed by both parties. This Contract is made in five (5) copies, with Party A holding three (3) copies and Party B holding two (2) copies. Each contract has the same legal effect.

II.   Supplement and Modification to the Contract General Terms in Part Two of This Contract

This part is the supplement and modification to the Contract General Terms (hereinafter referred to as the "General Terms") in Part Two of this Contract. In case of any conflict with the General Terms, the relevant content of this part shall prevail.

1.	Delete the entire text of Paragraph [/] of Article [/] of the General Terms and replace it with "[/]".

2.	Add Paragraph [/] to Article [/] of the General Terms as follows: "[/]".

Part Two

Contract General Terms

1.	Lease

1.1.            On the premise that Party B fulfills its obligations in accordance with the provisions of this Contract, Party A agrees to lease the House to Party B for use in accordance with the provisions of this Contract, and Party B agrees to accept the House from Party A for use in accordance with the provisions of this Contract during the leasing period.

1.2.            The House leased under this Contract is located at [No. 2966 Jinke Road, Shanghai Free Trade Zone] (hereinafter referred to as the "Zone"). The lease referred to in this Contract refers to leasing the house in the Zone, and Party B shall also comply with the relevant regulations of the Zone.

2.	Handover and acceptance of the House

2.1.            On the premise that Party B has fully paid the first installment rent, decoration rent, property management service fee, deposit, and all payments required to be made before or at the same time as the delivery of the House as stipulated in this Contract, Party A shall deliver the House to Party B before the starting date. Otherwise, Party A shall have no obligation to hand over the House to Party B. In case of any conflict between this Article and the payment period stipulated in Articles 5 and 6 of the Contract, this Article shall prevail.

2.2.            When Party A hands over the House to Party B, both parties shall handle the handover procedures in accordance with the provisions of this Contract. In case of no significant discrepancy between the House and the delivery standards agreed in Appendix III, Party B shall accept the House. If Party B believes that the House has significant defects that do not comply with the delivery standards stipulated in Appendix III and require rectification, it shall be recognized by Party A and confirmed in writing by both parties, and the construction defect list shall be signed by both parties. In such case, Party A shall make rectification to make it conform to the delivery standards stipulated in Annex III and approved by Party B. If there is no construction defect list signed by both parties, or Party A has completed the rectification of the items in the construction defect list and obtained the approval of Party B, Party B's signing of the House Handover Letter in Appendix 2 or the actual occupation of the House or other circumstances of transfer of the House stipulated herein shall prove that Party A has fulfilled its obligation to deliver the House to Party B in accordance with the conditions stipulated in this Contract.

2.3.            Subject to the provisions of Article 2.2, Party B shall not refuse to accept the handover of the House, nor shall it refuse to sign the Premises Handover Letter. Otherwise, it shall still be deemed that both parties have completed the delivery of the House on the day before the starting date, and Party A shall have the right to calculate and collect rent (except rent free period), property management service fee, electricity expansion cost (if any) and other expenses that should be paid by Party B as provided hereunder (if any) from the starting date in accordance with Article 5 of this Contract.

2.4.            Prior to the handover date, if necessary and with the written consent of Party A, Party B may enter the House in advance for design, equipment installation, decoration and other activities, but shall still comply with all the terms, contents, and obligations under this Contract, and pay Party A the property management service fee and other related fee (if any, included but not limited to water and electricity fee) incurred during the early entry period.

2.5.            Subject to the provisions of Article 2.2 above, if Party B fails to complete the handover procedures for the House within 30 days from the starting date, Party A shall have the right (but not the obligation) to terminate this Contract by giving written notice to Party B. Party A shall have the right to recall the House and hold Party B liable for breach of contract in accordance with the provisions of this Contract.

3.	Use

3.1.            Party B promises to Party A that the House shall only be used for [office, research and development], and Party B confirms that before signing this Contract, it has thoroughly inspected and independently judged whether the House is suitable for Party B to carry out business, and accepts the House.

3.2.            Party B shall not use the House for manufacturing goods or use most of it for storage (excluding exhibits and samples required for Party B's business).

3.3.            Party B guarantees that its use of the House does not violate relevant laws and regulations. And without the written consent of Party A and the approval of safety production supervision, fire protection, environmental protection and other relevant departments as required, Party B guarantees not to change the use of the House in accordance with the above regulations without authorization.

3.4.            Party B shall obtain all approvals, business licenses, and permits for lawful business activities within the House, and shall update such approvals, business licenses, and permits in a timely manner. Party B shall comply with and maintain the validity of its business license and administrative permit at all times.

3.5.            Subject to the provisions of Article 3 and other provisions of this Contract, Party B shall engage in economic activities within the scope specified in the business license obtained, and shall comply with the relevant national and municipal regulations on the use of houses, as well as Party A's regulations on the type of enterprises, industrial development, environmental protection, and property management in the Zone. Party B shall not engage in any auction, retail (such as warehouse clearance or reduction sale activities), issue notices related to the aforementioned activities, solicit business, sell, distribute advertisements, etc. in the House and the Zone, and shall not engage in or allow or acquiesce in any illegal and unethical activities, or various religious activities, and shall not engage in any type of breeding.

3.6.            Without the consent of Party A, Party B shall not and shall not allow any third party to drive any vehicle into the House. Party B shall use the House in a prudent, safe, and appropriate manner, and shall not engage in any activities that reasonable foreseen may have an adverse impact on the value of use rights of the House, land, or "Zone", overload the floor or structure of the House, or reasonable foreseen may possibly damage the House.

3.7.            Party B shall not engage in any behavior that may reasonable be foreseen cause harm to others’ legitimate rights when using the House. Without the prior written consent of Party A, Party B is prohibited from storing goods outdoors, including but not limited to parking vehicles in non-parking lots.

3.8.            Party B shall comply with laws, orders, judgments, regulations, codes, directives, permits, licenses, regulations, and restrictions related to the use and occupation of the House, including fire protection rules (collectively referred to as "statutory requirements"). If, due to the occupation, use, business operation method, nature of goods or other property used or stored by Party B, or other needs of Party B, it is necessary to renovate or decorate the inside and outside of the House in accordance with statutory requirements (including fire protection rules that Party B shall comply with when using or occupying the House), the expenses incurred shall be borne by Party B, and such renovation and decoration (limited to renovation items not covered by renovation rent) must be approved in writing by Party A in advance.

3.9.            Party B shall strictly use the House in accordance with the provisions of Article 3, other relevant provisions of this Contract, and statutory requirements. It is strictly prohibited for Party B to place, store, transport, use or produce any dangerous goods in the House or public areas within the Zone at any time, or use the House to engage in or allow others to engage in any activities related to dangerous goods (except for normal business use as agreed by both parties in advance). For the purpose of this Contract, "dangerous goods" include but are not limited to Class C (1), Class B, and Class A goods specified in the Code for Fire Protection Design of Buildings (including updates, modifications, or supplements from time to time), all goods listed in the Catalogue of Hazardous Chemicals (2015 Edition) (including updates, modifications, or supplements from time to time) released by the State Administration of Work Safety and other relevant government authorities in February 2015, as well as other goods, materials, or substances that may cause risks such as explosion, fire, smoke, environmental pollution, etc. in the House.

3.10.            During the leasing period, if any government authority proposes any rectification requirements for the decoration (including fire facilities) of the House and adjacent houses, which are not caused by Party B's reasons, Party A shall solve them in accordance with the requirements of the government authority and bear the corresponding costs. Party B shall provide all necessary and reasonable assistance.

4.	Leasing period

4.1.            On the premise of complying with the terms of this Contract, Party B shall have the right to occupy and/or use the House from the starting date to the expiring date.

4.2.            When the lease term specified in the general commercial terms expires, Party B shall have the priority to renew the lease of the leased premises. The specific renewal of the lease shall be in accordance with the provisions of Article 18.4 hereof.

5.	Rental expenses

5.1.	Rent

(1)            Party B shall pay the rent (including decoration rent, the same below) in accordance with the amount listed in the Basic Commercial Terms, with every [3] month as a rent settlement period.

(2)            Party B shall, within [15] days after the signing date of this Contract, pay to Party A the first [3] months’ rent during the lease term, i.e. from March 1 to May 30, 2024 (calculated according to the rent standard set out in the general commercial terms). For the rent payable in subsequent installments, Party B shall pay the current 3-month rent without any notice before the 15th day of the second month after the commencement of each installment. In the last rent settlement period upon termination of the lease term, if Party B has used the premises for less than [3] months, its rent shall be settled by multiplying the actual days of the rent settlement period by the applicable daily rent standard at that time.

5.2.	Property management service fee

(1)            Party B shall pay the property management service fee in accordance with the amount listed in the Basic Commercial Terms, with every [3] months as a settlement period for the property management service fee.

(2)            Party B shall pay the first property management service fee of [3] months to Party A within [15] days after the signing date of this Contract (calculated in accordance with the property management service fee standards listed in the Appendix of the Basic Commercial Terms). The property management service fee payable in each subsequent installment shall be paid in a lump sum by Party B to Party A at the same time and in the same manner as the rent for the same period, without any notice. In the final settlement period of property management service fee at the end of the leasing, if Party B uses the House for less than [3] months, the property management service fee shall be calculated by multiplying the actual number of days of property management service fee by the applicable daily property management service fee standard at that time.

(3)            Although the property management service fee standard has been listed in the Basic Commercial Terms, if there is an increase in government fee, resulting in the need for Party A to adjust and increase the property management service fee, Party A can adjust and increase the property management service fee accordingly, so that such property management service fee can compensate for the increased costs.

5.3.	Electricity expansion cost

When Party A delivers the House to Party B, the electricity delivery standard is [200] w/square meter. Party B may apply for power expansion to [250] w/square meter, and the engineering and material costs incurred by the power expansion shall be borne by Party B on its own. Party A shall cooperate within a reasonable range, but Party A shall not guarantee whether Party B can successfully apply for power expansion. When returning the House, Party B shall, in accordance with the written request of Party A, restore the power configuration to its original state or retain the relevant expansion capacity for Party A to handle on its own.

If Party B applies for power expansion, Party B shall pay the electricity expansion cost in accordance with the following standards: charged at the standard of RMB 2,000/kW.

5.4.	Other expenses

The "other expenses" mentioned in this Contract include but are not limited to the expenses listed below:

(1)	Occupancy fee for smoke exhaust duct

Refers to the occupancy fee for smoke exhaust duct incurred by the Lessee during the leasing period due to the use of smoke exhaust duct. If applicable, Party A and Party B agree that the amount of the occupancy fee for smoke exhaust duct is RMB [*], which shall be paid by Party B to Party A in a lump sum on the date of delivery of the House.

5.5.	Payment of fees

All payments made by Party B to Party A under this Contract shall be made in RMB to the account below designated by Party A in writing, or in other ways designated by Party A at that time (by giving a written notice to Party B at least [5] working days prior to the payment due date). Any bank fees incurred by Party B for payment shall be borne by Party B.

Party A's account:

Account name: Shanghai Chuangzhi Space Entrepreneurship Incubator Management Co., Ltd.

Opening bank: Shanghai Pudong Development Bank Bund Branch

Account No.:

The method for Party B to pay the rent is as follows: Promissory note, check, or remittance. In principle, Party A does not accept Party B's payment of rent in cash. In case of any change in the payment account of Party A, Party A shall promptly notify Party B in writing.

5.6.            Party A agrees to issue the corresponding invoice (if applicable, otherwise issue the corresponding receipt with seal) within [7] working days after receiving the rent, property management service fee and other fees (if any) paid by Party B. Party B shall provide the billing information to Party A in advance. In case of any change in billing information, Party B shall notify Party A in writing at the time of payment; otherwise, Party B shall bear the losses caused thereby.

5.7.            The obligations of Party B to pay rent, property management service fee, electricity expansion cost (if any) and other payments to Party A under this Contract is independent of the obligations of Party A under this Contract. Unless otherwise specified in this Contract, Party B shall have no right to revoke, deduct or offset any rent, property management service fee, electricity expansion cost (if any) or other payable payments under this Contract at any time. If Party B defaults on any rent, property management service fee, electricity expansion cost (if any) or any other payable payments, Party B shall immediately pay Party A the late fees and rent, property management service fee or any other payable payments upon Party A's request. Such late fees shall be calculated at a daily rate of [0.05%] based on the amount owed by Party B (excluding the amount which Party A has deducted from the deposit and informed Party B in writing in accordance with Article 6.3), starting from the date on which the payable payment is due (including the due date) and ending on the day on which Party B pays off all outstanding payments (excluding the same day). The collection of such lates fee by Party A shall not hinder Party A from exercising all other rights and seeking remedies in accordance with the provisions of this Contract or laws and regulations. If the deposit is insufficient to pay the aforementioned amount, obligations, and liabilities, the Lessee shall still have the obligation to pay.

6.	Deposit

6.1.            Party B shall pay the deposit to Party A within [15] days after the signing of this Contract, and the payment must be completed before the delivery date of the House. Otherwise, Party A shall have the right to delay the handover of the House, but the starting date shall not be postponed accordingly. After receiving the deposit, Party A shall issue a receipt to Party B.

6.2.            If Party B delays paying the deposit for [15] days, Party A shall have the right to terminate this Contract and demand that Party B bear corresponding breach of contract responsibilities.

6.3.            The deposit is not the prepaid rent deposit, nor is it the measure of compensation for damages suffered by Party A in the event of Party B's breach of contract. Once Party B fails to fulfill any other obligations or responsibilities stipulated in this Contract or laws and regulations, Party A shall have the right to use all or part of the deposit to pay the due payment, late fees, liquidated damages, as well as Party B's responsibilities under applicable laws and regulations or this Contract. In such case, Party A shall send a written notice to Party B three working days in advance. If Party A fails to exercise the right to deduct the deposit as stipulated in this Article, Party B shall still be obligated to bear the liability for breach of contract, such as paying late fees, in accordance with the provisions of this Contract. The aforementioned provisions on the deposit shall not affect any other rights and remedies of Party A as stipulated in this Contract or laws and regulations.

6.4.            If Party A deducts the deposit in accordance with Article 6.3 above, Party B shall, within [5] working days (Deposit maturity day) after receiving written notice from Party A, pay the corresponding difference to Party A to restore the deposit to its original amount. If Party B fails to make up the deposit on time in accordance with this Article, Party B shall pay the late fees to Party A calculated at a daily interest rate of [0.05%] from the due date to the date of the deposit of full payment.

6.5.            During the period when Party A holds the deposit, no interest shall accrue on the deposit. At the termination of this Contract, Party B and Party A shall settle the rent, property management service fee, and other payable payments of the House, complete the industrial and commercial cancellation or change procedures with the House as the registered address or business address, and complete the cancellation procedures for the public utility facilities (if any) applied for by Party B, and the House, its decoration, equipment, and facilities returned by Party B have been restored to their original state or to a state otherwise recognized by Party A in accordance with the provisions of this Contract. Afterwards, Party A shall pay the full amount of the deposit or the remaining balance after deduction without interest in accordance with the provisions of this Contract to Party B within [30] days after Party B returns the House and the deposit receipt to Party A, and all the above conditions are met.

7.	Public utilities

7.1.            Party B shall pay any taxes, fines, surcharges, and other fees collected by any government entity or public utility provider due to Party B's reasons, which shall be paid by Party B no later than [7] days after receiving the written bill notice from Party A. The interruption or cessation of supply of public utilities due to force majeure shall not result in the termination of this Contract or the reduction of rent and property management service fee.

7.2.            If Party B intends to install/renovate the corresponding communication equipment on its own, it shall obtain Party A's prior permission and bear the cost to handle the relevant pre-approval procedures (if necessary) and installation procedures on its own, and bear the legal responsibility arising therefrom.

8.	Taxes

8.1.            The rent, property management service fee, and other fee (if any) payable by Party B under this Contract include value-added tax (the current value-added tax rate for rent is [5%], and the tax rate for property management service fee is [6%]). Despite the aforementioned provisions, if the value-added tax rate or taxable amount is increased due to adjustments to current national laws and regulations or any other reasons beyond the control of Party A during the leasing period, Party A shall have the right to adjust the fees payable by Party B under this Contract accordingly and only on the basis of the tax payable (including rent, property management service fee, etc.) accordingly. Party B shall pay rent, property management service fee, etc. in accordance with the amount adjusted by Party A.

8.2.	Party B shall pay taxes and government fees related to Party B on time.

9.	Insurance

9.1.            The insurance taken out by Party A shall be limited to the risks of the House itself and to the benefit of the owner of the house. In case of any insurance accident, the insurance proceeds paid by the relevant insurance company shall belong to Party A or the owner of the premises. Party B shall not be entitled to claim a share of such benefits on the grounds that such insured events cause its property losses or personal injuries to its personnel. Party B shall, according to actual needs, insure the property or other items in the house by itself, as well as the employee's life insurance and the third party's liability insurance; otherwise, Party B shall bear the full amount of the loss caused thereby and shall indemnify Party A against such loss.

9.2.            On the premise that Party A has explained to Party B any insurance related to the zone or the House that it has purchased and Party B is fully aware of it, Party B shall not engage in or allow others to engage in any behavior that may result in the invalidation or potential invalidation of any relevant insurance purchased by Party A regarding the Business zone or the House. If Party B violates this Article and causes Party A to re-insure, Party B shall pay the corresponding premium and other related expenses. If the insurance contract purchased by Party A becomes invalid and Party A is unable to obtain compensation or the insurance amount is reduced due to Party B's violation of the preceding paragraph, Party B shall compensate Party A for the losses suffered.

10.	Obligations of Party A

10.1.            During the leasing period, if Party A intends to renovate, add or decorate the House, it must obtain the prior consent of Party B. Except for the rights exercised by Party A in accordance with the provisions of this Contract, Party A shall not interfere or hinder Party B's reasonable use of the House. Party A shall ensure that the House meets the prescribed safety conditions upon delivery.

10.2.            Party A shall cause the management company engaged thereby to ensure the normal provision of property services in accordance with the content of this Contract and the zone property service standards of the management company. The specific content of property services can be found in the property service manual formulated by the management company.

11.	Obligations of Party B

11.1.            In the course of regular use, Party B shall keep the House, including but not limited to the decoration, facilities, and equipment listed in Appendix III of this Contract, in a clean, intact and usable condition.

11.2.            Party B shall strictly abide by the various regulations on zone management formulated and modified by Party A and/or the management company from time to time. Party B and its employees, agents, invitees, visitors, and contractors shall not affect or interfere with the normal management of the Zone by Party A and/or the management company.

11.3.            Party B shall be responsible for the actions of its employees, agents, invitees, visitors, or contractors, and shall ensure that they do not engage in any behavior that may cause damage to the House or the Zone or that is not allowed by this Contract. Party B shall be liable for compensating the losses caused to Party A by the intentional or negligent behavior of its employees, agents, invitees, visitors, and contractors in any part of the House or Zone.

11.4.            If Party B moves large and bulky machinery, equipment, goods, or decoration materials into or out of the House, it shall not cause damage to the House. Party B shall not place goods exceeding the specified load on the ground or elsewhere of the House (the maximum load limit of the House is 250 kilograms/square meter). Before moving large and bulky goods into the House, Party A or the management company shall be notified. Party A or the management company shall have the right to specify the placement position of heavy goods in order to achieve balanced load distribution. The professional appliances or equipment moved into the House must be placed on the support provided by Party B at its own expense, and their placement shall meet the requirements of Party A or the management company to prevent vibration or noise interference with other users.

12.	Repair by Party A

12.1.            Party A shall bear the cost of maintaining the structure of the roof, foundation, and exterior walls of the building firmly and in good repair, and shall repair the fire protection system, air conditioner system and normal wear and tear of the building. The interior parts of the premises other than the contents covered by the decoration rent or the abnormal wear and tear caused by Party B shall be repaired by Party B, or be repaired by Party A after Party B has borne the corresponding expenses.

12.2.            Party A shall maintain the parking lot and the public areas outside the Zone (including but not limited to driveways, walkways, and greenery) in good repair and condition.

13.	Repair by Party B

13.1.            Party B shall repair, replace, and maintain at its own expense any damage caused by it or its employees, agents, invitees, visitors, or contractors' fault within the House. In such cases, Party B shall promptly notify Party A and Party A shall be responsible for completing the repair, with the cost borne by Party B. All losses and liabilities caused by Party B's failure to inform Party A in a timely manner shall be borne by Party B.

13.2.            If the House or any part thereof is damaged at any time during the leasing period due to fire or other major accidents caused by Party B, Party A shall notify Party B of the estimated time required to repair the House within 10 days after the occurrence of such damage. However, Party B shall bear the corresponding repair costs. If any losses are caused to Party A, Party B shall also fully compensate Party A for the losses suffered therefrom. If Party B's losses are caused by Party A, Party A shall fully compensate Party B for such losses.

14.	The house renovation and commercial installation made by Party B

14.1.            Any change, addition, improvement or decoration made by or on behalf of Party B to the House (if any, hereinafter referred to as "Party B's renovation") shall be subject to the prior written consent of Party A. Party B shall ensure that all Party B's renovations comply with statutory requirements and bear all expenses incurred therefrom. Party B shall achieve civilized and safe construction, and the main building materials used must be confirmed by Party A. Design drawings and instructions of all major Party B's renovations or "Party B's renovations" that may affect or involve the roof, walls, foundations, floors, equipment system, electronic system, electrical system, ventilation system, or other systems shall be submitted to Party A for approval. The design drawings provided by Party B shall include detailed drawings and specifications of changes to electrical wiring, air conditioning, pipeline outlet, fire equipment, and other public facilities. Party B shall report to Party A the name, address, and project leader of the contractor for the renovation 15 working days before the construction. Party A may supervise the construction of all Party B's renovations. Party B agrees to hire a contractor recognized by Party A for any renovation made to the electrical system, fire protection system, air conditioning system, and other special parts. Party A only reviews the design drawings and specifications and supervises the construction for its own benefit. Party A has no obligation to ensure that the design drawings, specifications, or construction comply with statutory requirements. Party B shall promptly pay all fees to the contractor and its subcontractors who undertake Party B's renovation, and ensure that the contractor and its subcontractors have no priority or other privileges over Party B's renovation. If the contractor or its subcontractors claims rights and causes any losses to Party A, Party B shall compensate Party A in full.

14.2.            The above consent, review, or approval of Party A for Party B's renovation does not represent any express or implied recognition by Party A of the legality and compliance of Party B's renovation. Party B shall submit the copy of the relevant administrative permit obtained to Party A and/or the management company hired by Party A for filing after affixing the company seal of Party B. If any administrative penalty or rectification requirements imposed by any government authority on Party A due to Party B's renovation result in losses or expenses incurred to Party A, Party B shall compensate Party A in full.

14.3.            Party B and the contractor or its subcontractors hired by Party B shall comply with the management standards formulated or modified by Party A and/or the management company hired by Party A from time to time for the Lessee. During the process of renovation by Party B, if Party B or the contractor or its subcontractors hired by Party B violate the aforementioned provisions and cause damage to Party A, Party B shall bear full responsibility to Party A, including but not limited to compensating Party A for any losses suffered therefrom, and Party A shall have the right to request Party B to immediately rectify.

14.4.            Without the prior written consent of Party A, Party B shall not modify the door locks, latches, and assemblies of the fire exits of the House, nor install any temporary or permanent additional locks, latches, or assemblies, nor install any doors, metal latches, or shutters that may violate the regulations in effect from time to time by the fire department or relevant government authorities.

14.5.            Party B may establish non-fixed facilities and equipment such as shelves, garbage bins, machinery, etc. (collectively referred to as "commercial facilities") in its normal business process, but such commercial facilities shall not change the basic characteristics of the House, overload the floor or structure of the House, or cause damage to it, and such facilities may be removed without causing damage to the House, and such construction, establishment and installation shall comply with all legal and regulatory requirements as well as the aforementioned requirements of Party A. Otherwise, Party B shall remove its commercial facilities and repair any damage caused by the removal.

15.	Signs

15.1.            Without the prior written consent of Party A, Party B shall not display, erect, stick or hang any signs (including text, posters, flags, billboards or notices, etc.) on the exterior of the House, including public passages, windows, exterior walls or roof. If Party B needs to install any signs outside the House, the installation, size, and location of such signs shall be subject to Party A's prior written consent. When returning or vacating the House, Party B shall remove all signs and repair, paint, and/or replace the surface of the building to which the signs are attached. Party B shall obtain necessary government approvals and permits for the signs and external decoration, and maintain their appearance and safety. If such signs infringe on the rights and interests of Party A or any third party, Party B shall be liable for compensation and immediately make corrections.

15.2.            Party A shall have the right to provide the exterior wall of the premises for use by third parties including other tenants in the zone, and Party B shall have no right to block or raise any objection. However, subject to the provisions of Article 15.1, Party B shall have priority over other third parties in the use of the exterior wall of the premises under the same conditions. Subject to the foregoing agreement, Party A shall have the right of final interpretation for the use and management of all exterior walls of the building.

15.3.            Without the prior written consent of Party A, Party B shall not use or allow any third party to use the name, logo or any part of Party A or the Zone, nor shall Party B use or allow any third party to use any image of the Zone, or any name or logo that is similar in whole or in part to the name or logo of Party A or the Zone for serving Party B's business, operation, and other purposes. Those used only to indicate Party B's address and business location are not subject to this restriction.

16.	Major accidents

16.1.            If the House or its main part is damaged at any time during the leasing period due to a fire or other major accident caused by a third party other than Party B, resulting in the entire or main part of the House being completely unusable, Party A shall notify Party B of the estimated time required to repair the House within [10] days or such other reasonable period as may be necessary for the evaluation after the occurrence of such damage. If the repair time is expected to exceed 3 months, either Party A or Party B may choose to terminate this Contract by written notice to the other party within 30 days after Party A sends the aforementioned notice. If neither party chooses to terminate this Contract or Party A expects that the repair time will not exceed 3 months, depending on receiving sufficient insurance compensation, Party A shall promptly repair the House (except for the part of Party B's renovation, commercial facilities, or Party A's renovation that is paid by Party B). The performance of Party A's aforementioned repair obligation may be delayed due to the collection of insurance compensation or force majeure events. In the event of continued performance of this contract, Party B shall bear the cost of repairing the part of Party B's renovation, commercial facilities, and Party A's renovation that is paid by Party B, and immediately enter the House again after the repair and start business in accordance with the provisions of this Contract. The performance of Party B's aforementioned obligation may be delayed due to the collection of insurance compensation or force majeure events. During the period of repairing the House, the rent and property management service fee shall be correspondingly reduced in the proportion of the area that cannot be used by Party B to the leased area.

16.2.            Despite the above provisions, if the House is damaged in the last year of the leasing period and Party A reasonably expects that repairing such damage will take more than three months, either party may decide to terminate this Contract.

16.3.            Unless this Contract is terminated prematurely in accordance with the provisions of this Article, if the House undergoes repairs as stipulated in this Article, the expiring date specified in this Contract shall remain unchanged and shall not be correspondingly extended due to the time spent on repairs.

17.	Expropriation

17.1.            If the House or any part of the Zone is to be recalled in accordance with government laws, regulations or rules, or due to the exercise of national expropriation rights (hereinafter referred to as "recall"), and such recall makes it impossible for Party B to use the House or its main part or seriously affects Party B's use of the House, or in Party A's judgment, such recall will seriously affect or damage its ownership or operation of the Park, Party A and Party B may terminate this Contract in advance upon mutual agreement under such circumstances. Party B shall pay the corresponding amount of rent (except decoration rent), property management service fee or other related expenses up to the date of recall.

17.2.            If part of the area of the Premises is to be repossessed, which in the reasonable judgment of Party B will not affect Party B's ability to achieve the purposes of the Lease under this Agreement, and this Agreement has not been terminated in accordance with the foregoing, the rent (other than decoration rent), property management service charge or related other charges payable for the remaining term of the Lease under this Agreement shall, upon friendly negotiation between the Parties, be reduced in the ratio of the remaining Leased Area to the entire Leased Area to a fair and reasonable extent. For the remaining usable portion of the Premises, each party shall be responsible for and shall repair at its own expense the portion originally provided, maintained, added to or altered by each party (if the portion covered by the decoration rent needs to be redecorated and the agreed decoration rent cannot cover the redecorating cost of such portion, Party B may entrust Party A to operate and bear the cost of such portion in accordance with the redecorating cost confirmed by both parties), so that such remaining The remaining part of the property will be used in the same way as before the repossession occurred.

17.3.            In the event of any such recall, subject to negotiations between two parties on a case- by-case basis, Party B may elect to authorize Party A to negotiate separately or jointly with the requisition authority on its behalf regarding the compensation it may be entitled to as a result of the recovery, and Party A shall use its best commercially reasonable efforts to defend Party B's rights and interests during such negotiation, provided that Party A shall not be obligated to guarantee any compensation to Party B. Party B shall have the right to bring a separate claim for compensation to the expropriation authority (but not to Party A) (without thereby reducing Party A's compensation), which may be granted separately or (if separate compensation is granted to Party B) to cover the costs and losses of Party B's removal of the commercial facilities. In accordance with applicable laws and regulations or legal and compliant requirements of the expropriation department, Party A shall cooperate in demolishing the premises, but in selecting the time of demolition and during the demolition process, Party A shall take into account the compensation negotiation process between Party B and the expropriation department (if no agreement has been reached in such negotiation) and use its best commercially reasonable efforts to safeguard Party B's equity.

18.	Subleasing and renewal

18.1.            Without the prior written consent of Party A, Party B shall not sublease the entire House (for the purpose of this Contract, subleasing in this Contract includes all subleasing, borrowing, sharing, business contracting, etc. of the House, which causes other third parties to use the whole or part of the House for a long time, as well as any handover or disposal of Party B's rights and obligations under this Contract), otherwise it shall be deemed invalid. For the purpose of this Article, the entire transfer of the ownership interest controlling Party B or the change in the entity controlling Party B shall be deemed as a whole sublease as stipulated in this Contract (unless such ownership interest is publicly traded on a stock exchange or the change in the entity controlling Party B is caused by Party B's internal reorganization, in which case, Party B shall provide Party A with reasonable and necessary supporting documents), and Party B shall obtain Party A's prior written consent to such transfer of ownership interest, but Party A shall not unreasonably withhold such consent. Party B shall compensate Party A for all reasonable expenses related to any sublease. If Party B intends to sublease the House, it shall issue a written application for sublease to Party A. Within 30 days after receiving the written application from Party B to sublease the House, Party A shall have the right to notify Party B in writing to terminate the lease relationship for the part of the subleasing area applied for. If Party B, after obtaining the consent of Party A regarding its sublease application, arbitrarily changes the relevant content of the sublease application, such as the information of the sub-lessee, it shall be deemed that Party B has not obtained the permission of Party A for such sublease.

18.2.            Regardless of whether Party A's approval for sublease has been obtained or not, Party B and its guarantor (if any) shall still be responsible for all responsibilities and obligations of Party B under this Contract. Party B shall file a copy of the leasing documents signed with the sub-lessee with Party A as a prerequisite for the effectiveness of such leasing documents. In case of any modifications, the filing information shall be updated from time to time as a prerequisite for the effectiveness of such modifications. Party B shall not profit from overall sublease, and the income received by Party B from the overall sublease exceeding the rent under this Contract shall belong to Party A. Party B shall be obligated to pay any such income as additional rent to Party A within 10 days after receiving it. When subleasing as a whole, Party B shall require the sub-lessee to fulfill the responsibilities and obligations consistent with the obligations assumed by Party B under this Contract (excluding rent and property management service fee).

18.3.            If the House is subleased, or if the rights and interests of Party B under this Contract are mortgaged or pledged, or if the House is partially or entirely occupied by a third party other than Party B, Party A may require the sub-lessee, mortgagee, pledgee, or other occupants of the House to directly fulfill their obligations in the event of a breach of contract by Party B. Party A shall have the right to directly issue invoices to the sub-lessee, mortgagee, pledgee, or other occupants of the House. If Party B has collected such rent before fulfilling its relevant payment obligation under this Contract, Party B shall hold such rent for the benefit of Party A and immediately transfer it to Party A. However, the direct request by Party A to the sub-lessee, mortgagee, pledgee, or other occupants of the House to fulfill their obligations, and the collection, invoicing or application of rent shall not be deemed as Party A's consent to Party B's assignment of this Contract, waiver of these terms or rights, or exemption from Party B's further performance of its commitments, responsibilities, or obligations under this Contract.

18.4.            (A) On the premise that Party B maintains the main business of its biomedical enterprise unchanged, Party B shall have the priority to renew the lease for 24 months under the same conditions (both parties confirm that the rent increase during the lease term shall not exceed 8% of the rent in the last year of the lease term agreed herein). Subject to the foregoing provisions, if Party B needs to continue to lease the Premises, it shall submit a written request to Party A to extend the lease term [6] months prior to the expiration of the lease term as agreed herein, and Party A agrees to extend the re-lease term by 24 months in accordance with the terms and conditions hereof (the "Lease Renewal Term"). Both parties shall negotiate the renewal of the lease. The parties agree that other terms and conditions related to the renewal of the lease shall be agreed by both parties through negotiation, and a new lease contract shall be signed [2] months before the expiration of the lease term. (B) If Party B needs to continue to lease the premises prior to the expiration of the first 24-month lease renewal and on the premise that Party B maintains the main business of its biomedical enterprise unchanged, it shall submit a written request to Party A to extend the lease [6] months prior to the expiration of the first lease renewal. If Party A agrees to Party B to renew the lease upon receipt of Party B's written request, Party A and Party B shall negotiate on lease renewal. The terms and conditions of lease renewal shall be agreed by both parties through negotiation and a new lease contract shall be signed [2] months prior to the first lease renewal. During this period, Party A shall have the right to lead a third party to inspect the premises (provided that Party B shall not affect its normal operation and shall inform Party B in advance). Under the same condition, Party B has the priority of leasing.

18.5.            With the consent of Party A, Party B may assign the rights and obligations under this Contract to a third party (the third party shall be a new company established by Party B as the shareholder to fulfill this Contract and approved by Party A or any other party agreed by Party A), and Party B shall cause the signing of an assignment agreement or a separate contract consistent with the rights and obligations of this Contract between Party A and the third party. And after the assignment agreement or the new contract is signed and becomes effective, Party A shall have the right (but not the obligation) to assign the corresponding rights and interests of the deposit or the balance of the deposit after deduction in accordance with the aforementioned provisions (whether Party B agrees or not) to the assignee. Under such condition, Party B shall sign an agreement or a document in form and content satisfactory to Party A in accordance with the requirements of Party A, in order to release the obligation of Party A to return the deposit or its balance to Party B, and make the assignment effective.

19.	Compensation

19.1.            If a third party claims damages from Party A due to the actions of Party B or its employees, sub-lessees, contractors, agents, invitees, visitors, or the occupation or use of the House (“Claims Due to Party B”), Party B shall be responsible for handling and protecting Party A from any losses, unless such third-party losses are intentionally caused by the intentional or gross negligence of Party A or its agents, employees, or contractors. If Party A makes compensation to a third party based on an effective arbitration award, court judgment, or settlement agreement in connection with a Claim Due to Party B, Party B shall make full compensation (including reasonable incurred lawyer fees) to Party A.

20.	Inspection and entry

20.1.            With prior notice, Party A and its agents, representatives, and contractors may enter the House at a reasonable time in a manner that does not affect the normal operation of Party B, conduct safety inspections or related repairs (but in emergency situations, Party A and its agents, representatives, and contractors may enter the House at any time without notice in a manner that has the least impact on the normal operation of Party B). Upon prior notice to Party B, subject to article 21.1, Party A and its representatives may enter the House during working hours to display the House to potential buyers, and Party B shall provide assistance in this regard. During the last [6] months of the any leasing period, Party A and its representatives may enter the House during working hours without affecting the normal use of Party B with prior notice, in order to display and introduce the House to potential lessees subject to article 18.4.

20.2 Party A may grant easement, set public signs, designate public areas and set restrictions on or around the House, provided that such easement, signs, designation or restriction will not materially affect Party B's use or occupation of the House. Subjected to the former commitments, at the request of Party A, Party B shall sign the documents necessary for such easement, designation or restriction.

21.	Transfer of property rights

21.1.            Party A shall have the right to transfer the property rights of the Zone or the House to a third party. But for this transfer, Party A shall promptly notify Party B before the transfer. After the transfer of the property rights of the House, the rights and obligations of Party A under this Contract shall be automatically assigned to the third party after the transfer of the property rights of the Zone. The rights and obligations of Party B under this Contract shall not be affected by the transfer of the property rights of the Zone or the House. If requested by Party A or the third party, Party B shall cooperate in signing a tripartite agreement for the change of the Lessor in the leasing contract. Party B clearly waives the preemptive right to purchase the House.

22.	Return

22.1.            If the term of this Contract expires or this Contract is terminated prematurely, Party B shall return the House to Party A on the date of expiration or early termination of this Contract, clean the House, and restore the House to the delivery standards as stipulated in Appendix III of this Contract or conditions recognized by Party A, except for major accident damage and expropriation covered in Articles 16 and 17. And Party B shall, at its own cost, remove all commercial facilities, Party B's renovations, and any improvements made by Party A at the request /commission of Party B or by Party B during the leasing period, as well as all property and goods placed by Party B in the House, unless Party A otherwise agree in writing that Party B may not make the aforementioned restoration or removal. If Party B fails to restore the House to the delivery standards as stipulated in Appendix III of this Contract or conditions recognized by Party A, or fails to make the aforementioned removal, Party A may choose to restore the condition of the House or make removal or disposal on behalf of Party B, and all expenses incurred shall be borne by Party B. Party A shall have the right to deduct the aforementioned expenses that shall be borne by Party B from the deposit, and Party A shall have the right to pursue the shortfall from Party B. If Party A otherwise agrees in writing that Party B does not need to restore the House to its original state or may not remove it as mentioned above, Party A shall have no obligation to make any compensation for Party B's addition or renovation of the House and/or its decoration, equipment and facilities, commercial facilities, property and other goods left by Party B in the House.

22.2.            Party B agrees that if Party B fails to restore the House to the delivery standards or conditions recognized by Party A as stipulated in Article 22.1 within 5 days, Party A shall have the right to recall the House on its own with a written notice to Party B [3] working day in advance. At the same time, it shall be deemed that Party B has automatically abandoned the ownership of decoration, facilities, equipment and other goods that have not been dismantled or removed inside the House (whether belonging to Party B or a third party).

22.3.            Subject to article 22.1 and 22.2, Any commercial facilities that have not been removed by Party B, Party B's renovation and improvements, as well as any property and other goods left in the House shall be deemed as a waiver of ownership by Party B. Party A shall have the right to preserve, remove, or dispose of them on its own. At the expiration of the leasing period or early termination of this Contract, Party B shall still fulfill the obligations and responsibilities that have not been fully fulfilled (including but not limited to compensation obligation, payment obligation related to rent (excluding decoration rent), property management service fee, and repair and restoration obligations).

22.4.            If the return of the House is delayed due to the reason that Party B restores the House on its own or Party A restores the House on behalf of Party B to make the House available for lease, Party B shall pay Party A the occupancy fee for the delayed period in accordance with the amount agreed in Article 23.1 of this Contract.

22.5.            The time for Party B to return the House shall be subject to the time approved by Party A in writing for acceptance, but Party A shall not unreasonably refuse or delay the acceptance.

22.6.            Upon the expiration of the leasing period or early termination of this Contract and when Party B returns the House in accordance with the above provisions of this Article, if Party A discovers that the House and/or the decoration, equipment, and facilities listed in Appendix III of this Contract have been damaged or lost (except for natural wear and tear and damage caused by Party A's fault proved by Party B), Party A shall have the right to demand compensation from Party B for the loss and may deduct it from the deposit. If the deposit is insufficient to compensate for the losses suffered by Party A, Party A shall have the right to demand compensation from Party B for the difference.

22.7.            Party B shall, within [30] days after the expiration of the leasing period of this Contract or the early termination of this Contract, complete the industrial and commercial registration procedures for cancellation or change of the House as its registered address/business address as soon as possible, and shall complete the cancellation of the opening procedures applied by Party B to the public utility provider on its own (if necessary). Otherwise, Party B shall bear late fees of 0.05% per day from the date of expiration of the agreed period (excluding the same day).

23.	Delayed occupation

23.1.            Unless otherwise agreed in writing, if Party B extends occupation of the House after the expiration of the leasing period or the early termination of this Contract, Party A may terminate such occupation at any time, and Party B shall still fulfill the obligations and responsibilities of Party B specified in this Contract during the extended occupation period. At the same time, Party B shall pay Party A twice the rent and property management service fee applicable on the expiring date or early termination date as the rent and property management service fee for the extended occupation period at the time required by Party A. In addition, if Party A suffers losses due to such delayed occupation (including but not limited to the inability to fulfill the leasing or reservation agreement with a third party), which is not covered by the above additional compensation in excess of the normal rent and property management fee (the excess is referred to as the "excess loss"), Party B shall be responsible for such excess loss suffered by Party A due to such delayed occupation. Unless otherwise expressly agreed by both parties at that time, the delayed occupation by Party B, the collection of rent and property management service fee for the delayed occupation by Party A, and the failure of Party A to exercise its rights under this Contract shall not be construed as a renewal of this Contract, and this Article 23 shall not be construed as a consent to Party B's delayed occupation of the House.

24.	Event of default

24.1.            Each of the following events shall constitute Party B's breach under this Contract (hereinafter referred to as "Party B’s events of breach")

(1)            After the delivery of the House, Party B terminates the leasing midway without authorization;

(2)            Party B fails to pay the deposit required by this Contract, as well as any rent, property management service fee or any other due payment (including other payable fees, and late fees, compensation fees, etc.), and such payment has not been paid within 15 days from the due date (including the due date);

(3)            Unless otherwise permitted by this Contract, without the prior written consent of Party A, Party B transfers or subleases the House or any part thereof to any third party, or mortgage, pledge or otherwise dispose of its rights and related interests in this contract, or change the subleasing content agreed with Party A without authorization;

(4)            Party B or guarantor (if any) applies for dissolution, bankruptcy, takeover or liquidation, or suspends its business operations, or its business license, or the necessary approvals, consents or permits related to its business operations are suspended or cancelled, or any other circumstances that may affect its legal entity's existence or main business operation ability (collectively referred to as "adverse circumstances");

(5)            Any adverse circumstance occurs due to the application of any third party for initiation, and has not been revoked within 60 days after its initiation;

(6)            Party B arbitrarily changes the purpose of the House as stipulated in this Contract;

(7)            Due to Party B's violation of the provisions of this Contract, there is a priority of compensation or debt burden on the House, and any priority of compensation or debt burden on the House is not discharged within 30 days after the priority of compensation or debt burden is created against the House;

(8)          Party B violates the provisions of Article 3.9 of this Contract regarding dangerous goods;

(9)          Damage to the main structure or ancillary facilities of the House is caused by Party B's reasons; or decoration or renovation to the House is made without the written consent of Party A;

(10)        Party B engages in non-agreed business or illegal activities within the Premises;

(11)         Party B fails to comply with the property management regulations where the Zone is located or other management standards formulated or modified by Party A and the management company hired by Party A from time to time for the Lessee, and fails to make corrections within [30] days after Party A or the management company hired by Party A gives a written notice to Party B;

(12)         Potential safety production hazards in Party B’s use of the Premises, and Party B fails to complete or refuses to make rectification within the specified period after being notified by Party A in writing to order rectification;

(13)         Party B violates the environmental requirements stipulated in Article 28 of this Contract;

(14)         Party B has not completed the handover procedures for the Premises within 30 days from the starting date ;

(15)        Except for the provisions mentioned in Article 24.1 (1) to (14), and unless otherwise specified in this Contract, Party B fails to comply with any other provisions of this Contract and fails to complete the correction within 30 days after Party A sends a written correction notice to Party B regarding the aforementioned breach;

(16)         Breach of other terms hereof or otherwise agreed by both parties.

24.2.          Each of the following events shall constitute Party A's breach of this Contract (hereinafter referred to as "Party A’s events of breach").

(1)            Party A fails to deliver the premises on time, and still fails to deliver the premises within seven (7) working days after being urged by Party B, unless otherwise agreed by both parties through negotiation;

(2)           Subject to the provisions of Article 2.2 hereof, the premises delivered by Party A does not meet the delivery standards or safety standards agreed herein; Or Party B finds after receiving the premises that there are serious defects in the premises due to Party A's reasons, which directly endangers the safety of Party B's employees;

(3)            Except as set forth in Clause 24.2 (1) to (2), and unless otherwise expressly provided herein, Party A fails to comply with any other provision of this Contract and fails to make corrections within 30 days after Party B has given written notice to Party A to correct such breach;

(4)            Events of breach otherwise agreed upon by both parties.

25. Amendment and termination of the Contract

25.1.         Party A and Party B may modify this Contract through consultation and sign a written supplementary agreement.

25.2.         Party A and Party B agree that during the leasing period, if the performance of this Contract cannot be continued due to force majeure factors (force majeure mainly refers to unforeseeable events beyond the reasonable control of the party suffering from force majeure, including but not limited to natural disasters, lockdowns, government restrictions, policy changes (such as new or changed normative documents prohibiting the continued leasing of the Premises after the signing of this Contract), government controls, government actions, wars or similar states, riots, sabotage, fires, and other unforeseeable, unavoidable, and insurmountable circumstances), and the inability to perform this Contract lasts for more than ninety (90) days, either party shall have the right to terminate this Contract after giving written notice to the other party without being liable for breach of contract for early termination, However, it does not exempt either party from any other breach of contract liabilities that they shall bear during the performance process before the termination of this Contract. At that time, Party B shall settle the rent payable in the course of performance prior to the termination of this Contract (except for decoration rent), property management service fee, and other payable payments and return the House within the period determined through consultation with Party A. If the return is not made on time, Party B shall pay the delayed occupation fee in accordance with Article 23 of this Contract and compensate Party A for any losses caused thereby (included but not limited to government administrative penalties, if any).

26. Remedies of Party A

26.1.         In the event of any breach by Party B, Party A may choose: (A) : (1) require Party B to continue and fully perform its obligations under this Contract; (2) if such breach would materially affect or damage all or part of the facilities of the House, suspend Party B from using the entire Premises or any part thereof or any of its facilities until Party B corrects such breach; and (3) if such breach causes any loss to Party A, the losses should be deducted from the deposit, and for the portion that is not sufficient for deduction, Party A shall have the right to seek any other legal remedies to recover the difference between the actual losses and the liquidated damages. Or (B): Terminate this Contract or any part of the lease of the Premises hereunder and immediately repossess possession of the Premises or any part thereof, forfeiting the security deposit (or, if not already paid, requiring payment of liquidated damages equal to the security deposit). If the liquidated damages paid by Party B are not sufficient to cover the loss suffered by Party A, Party A shall have the right to seek any other remedies at law to recover the difference between the actual loss and the liquidated damages (included but not limited to the amount listed in Article 26.2).

26.2.          Party B agrees that in the event that this Contract or any part of the House is terminated by Party A pursuant to Article 26.1 (i.e., the remedy set out in paragraph (B) of Article 26.1), Party A shall have the right to repossess the House or any part thereof in any manner it deems appropriate and to forfeit the deposit (if not paid, require Party B to pay liquidated damages equal to the deposit), require Party B to remove or dispose of Party B's personnel and property, and have the right to restore the House to their original state or maintain the use of the House as it is, and require Party B to compensate Party A for the following amount (limited to the part that cannot be compensated by the deposit) :

(1)            All accumulated but unpaid rent, property management service fee, and all other payable payments under this Contract as of the date of such termination;

(2)            If applicable, the expenses incurred by Party A in restoring the condition of the Premises on behalf of Party B, removing or disposing of any commercial facilities not removed by Party B, Party B's renovation, improvement, and property and other goods left in the Premises as stipulated in Article 22 of this Contract;

(3)            All reasonable expenses incurred by Party A in seeking its remedies (including reasonable legal fees and arbitration and/or court fees).

If the sum amount of the aforesaid deposit and liquidated damages listed in (1) - (3) is not enough to make up for Party A's losses, Party B shall also make up the difference.

26.3.          The failure of Party A to claim rights under this Contract at any time shall not be construed as a waiver or change of such rights or the creation of such a practice. Unless otherwise confirmed in writing by Party A, Party A's failure to exercise its rights shall not be deemed as a waiver of any provision of this Contract. Party B and Party A further agree that when Party A suspends or waives the exercise of its rights under this Contract, such waiver shall not be deemed as a waiver of Party A's right of recourse against future breach of contract by Party B. When Party A acknowledges that Party B has violated any agreement related to the acceptance of rent and other payments, such acceptance shall not be deemed as a waiver of the right of recourse against the aforementioned breach of contract.

26.4.          If Party B violates the provisions of this Contract and causes damage, destruction, or loss of the Premises, Zone, or any part thereof, resulting in personal injury or death, property loss to Party A and/or any third party, or other direct losses, Party B shall be responsible for compensation in accordance with the degree of fault, and shall bear corresponding legal responsibilities and consequences arising therefrom. If Party B, due to the above reasons, causes any third party to claim or assert rights against Party A, demand Party A to compensate for its losses, pay damages (including but not limited to punitive damages), or initiate arbitration, litigation, or other judicial proceedings against Party A, or causes Party A to suffer any government investigation or punishment (including but not limited to administrative punishments, fines, etc.), Party B shall fully cooperate with Party A's defense, and compensate Party A for the losses suffered and reasonable expenses incurred therefrom in accordance with laws and regulations (including but not limited to actual litigation and arbitration fees, lawyer fees, consultant fees or expert fees, etc.), in order to protect Party A from any damages.

26.5.          Unless this Contract is terminated in advance due to Party A's breach of contract, if this Contract is terminated in advance due to other reasons, Party B shall pay Party A a lump sum to complete/make up the entire decoration rent during the lease term as agreed herein, and make up the rent-free rent in proportion to the unfinished lease term, regardless of other provisions hereof.

27. Remedies/limitations of liability of Party B

27.1.          If Party A fails to fulfill its repair and maintenance obligations under Article 12 for more than [30] days (unless, in accordance with the nature of the obligation, such repair and maintenance will require a performance period of more than [30] days, it shall be the expiration of such reasonable and necessary period), Party B shall have the right to hire a qualified third party to carry out such repair and maintenance after notifying Party A in writing, and the actual reasonable expenses incurred shall be borne by Party A.

27.2.          In the event of any breach by Party A, Party B may choose: (A) : (1) require Party A to continue and fully perform its obligations under this Contract, and (2) if such an event of breach by Party A causes Party B to suffer any loss, require Party A to pay the liquidated damages in the same amount as the deposit; if the damages paid by Party A are insufficient to cover the losses suffered by Party B as a result of such breach, Party B also has the right to seek any other remedies in law to recover the difference between the actual loss and the liquidated damages; Or (B) : terminate this Contract or any part of the lease hereunder, in which case, Party A agrees that it shall immediately return all the deposit and Party B shall have the right to require Party A to pay the liquidated damages in the same amount as the deposit; if the liquidated damages paid by Party A are not sufficient to cover the losses suffered by Party B thereby, Party B also has the right to seek any other remedies at law to recover the difference between the actual loss and the liquidated damages.

27.3.          Party B's failure at any time to assert a right under the terms of this Contract shall not be construed as a waiver or variation of such right or a creation of such a practice. Unless otherwise confirmed by Party B in written document, Party B's failure to exercise this right shall not be deemed as a waiver of any provision of this Contract. Party A and Party B further agree that when Party B suspends or waives the exercise of its rights under this Contract, such waiver shall not constitute a waiver of recourse by Party B against future breaches by Party A.

27.4.          If Party A's breach of this contract results in the damage, destruction or loss of the house and the Zone or any part thereof, the death or injury of Party B or its related personnel, the property loss of Party B and/or its related parties or other direct losses, Party A shall be responsible for and compensate Party B according to the extent of its fault, and bear the corresponding legal liabilities and consequences arising therefrom. If Party A, due to the above reasons, causes any third party to make claims or claim rights against Party B, demand Party B to compensate for its losses, pay damages (including but not limited to punitive damages), or initiate arbitration, litigation or other judicial proceedings against Party B, or cause Party B to suffer any government investigation or punishment (including but not limited to administrative penalties, fines, etc.), Party A shall fully cooperate with Party B's defense, and shall compensate Party B for the losses and reasonable expenses and expenses incurred (including but not limited to actual litigation and arbitration fees, lawyers' fees, consultants' fees or experts' fees, etc.) so as to hold Party B harmless from any damages.

28. Environmental requirements

28.1.          Except for the hazardous substances that may be contained in products that meet national safety standards and are used in small quantities by Party B for normal cleaning and [office, research and development] purposes, without the prior written consent of Party A, Party B shall not allow or cause any party to bring any hazardous substances into the House, or transport, store, use, cultivate, produce or release any hazardous substances in or around the House. Party B shall remedy any hazardous substances released from the Zone by Party B and its agents, employees, contractors, sub-lessors, or invitees in accordance with the requirements of laws and government departments. Party B shall, at the request of Party A, complete and certify disclosure statements regarding the transportation, storage, use, cultivation, production or release of toxic substances by Party B in the House from time to time.

28.2.          Party B shall comply with all applicable current and future statutory requirements or other similar laws and regulations issued by government agencies and all national and local counterparts related to health, safety, and environmental conditions above, below, or around the House, as well as rules or policies promulgated or issued in accordance with the above laws and regulations.

28.3.          Party B shall compensate, protect and hold Party A harmless from any and all claims or recoveries that may be made against Party A, or any release of hazardous substances ("hazardous substances" refer to and include any substances, materials, waste, pollutants that are classified or defined as hazardous or toxic      by environmental requirements, asbestos and petroleum, including crude oil or any part thereof, natural gas liquids, liquefied natural gas, or artificial gas that can be used as fuel (or a mixture of natural gas and artificial gas). As defined in the environmental requirements, Party B is and shall be regarded as the operator of the facilities used by Party B and the owner of all hazardous substances brought into the House, and its waste, by-products, or residues cultivated, generated, or manufactured by Party B, and its agents, employees, contractors, or invitees.) borne or suffered by Party A that Party B is obligated to remedy in accordance with the above provisions, or any direct losses, claims, demands, arbitration, litigation, damages , costs (including but not limited to remediation, relocation, repair, corrective action, or cleaning costs), and reasonable incurred expenses (including but not limited to actual lawyer fees, consultant fees, or expert fees, as well as including but not limited to the removal or management of hazardous substances brought into the House in violation of the provisions of this Article 28, regardless of whether such removal and management is required by law) caused by the violation of the requirements of this Article 28 by Party B and its agents, employees, contractors, sub-lessors, sub-lessees, or invitees (regardless of whether Party B is aware of such violation). The obligations of Party A under this Article 28 shall survive the termination of this Contract.

28.4.          Party A may enter the House and have the right to inspect and test the House to determine whether Party B complies with environmental requirements, its obligations under this Article 28, or the environmental conditions of the House. Once Party A notifies Party B in advance, Party A shall be granted the right to enter the House. When entering the House, Party A shall try to minimize any disturbance to Party B's business within the reasonable limits of the circumstances at that time. The cost of such inspection and testing shall be borne by Party A, unless such inspection and testing indicates that Party B has not complied with any environmental requirements, in which case Party B shall compensate Party A for the reasonable cost of inspection and testing.

29. Public order

29.1.          Party B shall accept and comply with the command and arrangement of Party A and the management company on public order within the Zone. Party B acknowledges and agrees that it shall manage and keep the House and its related goods, vehicles, and other property within the Zone on its own. Party A shall provide basic security services for the Zone, but shall not be liable for compensation for losses incurred by Party B due to security issues. Party B shall be responsible for the safety of the House and its related goods, vehicles, and other property within the Zone.

29.2.          Party B must comply with and cause its employees, agents, invitees, visitors, or permitted users to comply with the regulations and restrictions on vehicle parking established by Party A or the management company. Party B shall not cause its vehicles or allow or acquiesce in the vehicles of its employees, agents, invitees, visitors, or permitted users to park at will and obstruct the entrances and exits or other public areas of the Zone.

30. Exemption

30.1.          In addition to the monetary payment obligation under this Contract, if either party delays in fulfilling its obligations under this Contract due to natural disasters (such as floods, fires, storms, lightning, typhoons), government restrictions, government regulations, government control, delayed issuance of permits or approvals, hostile or hostile behavior towards the government, civil riots, fires, or other disasters, or other reasons beyond the reasonable control of the affected party, the affected party shall not be liable for such delay.

30.2.          Unless otherwise expressly provided in this Clause 30.2, Party A shall not be liable to Party B for any of the following matters, and Party B shall have no right to claim the termination of this Contract from Party A for any of the following matters, and shall require Party A to pay liquidated damages and/or damages, or to reduce, stop, delay, refuse to pay any rent, property management service fee, or fees agreed to be paid under this Contract.

(1)           Due to the repair and maintenance of the House or its adjacent Houses or Zone, or the decoration, addition or renovation of the House or its adjacent Houses or Zone in accordance with the procedures specified in this Contract, the temporary cessation of use of public facilities, or the temporary interruption of water, electricity, telephone, fax or other related services or supplies of the House, resulting in losses to Party B or its employees, agents, contractors or visitors, provided that Party A or the Management Company uses its best reasonable efforts to restore or remedy such interruption after it occurs.

(2)           Due to any malfunction, defect, damage to elevators, fire and security facilities, air conditioning systems, or other equipment within the Zone not caused by Party A or the management company, or insufficient supply, faults, fractures, changes, interference or shutoff of electricity, water, gas, telecommunications and telephone services, as well as other public facilities, not caused by Party A or the management company, Party B or third parties may suffer personal or property damage, loss, destruction, or any business loss or disturbance or inconvenience, provided that Party A or the Management Company uses its best reasonable efforts to restore or remedy such interruption after it occurs.

(3)           Party A shall not be responsible for the security and storage of the Zone, the House or its personnel and property. The security personnel, management personnel, mechanical or electronic anti-theft systems of any nature provided by Party A or the management company do not constitute Party A's responsibility for the security of the House or its personnel and property. Party B shall be responsible for the security of the House and its personnel and property at any time. However, if the personal or property damage is caused by the negligence of Party A in security, Party A shall bear corresponding responsibilities.

(4)           Temporary suspension of use of facilities such as air conditioners, antennas and elevators in the Zone due to re-installation, maintenance or repair works of public parts or facilities of the Park by Party A or the management company causing inconvenience or interference to Party B's use of the Premises, or causing loss or damage to Party B; provided that Party A or the management company informs Party B of such re-installation, repair or repair works at least [3 working days] in advance. Party B shall not reduce or stop paying rent, management fee, or other fees required to be paid under this Contract due to the occurrence of the aforementioned events.

30.3.         Before Party B’s signing this contract, Party A has truthfully informed Party B of whether the House is mortgaged, that is, whether the House is mortgaged. Before signing this contract, Party B has clearly known the nature of the House, land use, rights restrictions, registration of other rights, and other real estate registration information related to the House.

31. Entire agreement

31.1.         This Contract constitutes the complete agreement between Party A and Party B regarding the subject matter of this Contract. Any oral or written statement, explanation, promise or agreement made by or on behalf of Party A or Party B, and any previous agreement, promise, negotiation or statement not included in this Contract, shall be replaced by this Contract. Unless a written legal document is signed by both parties to this Contract, this Contract cannot be modified.

32. Severability

32.1.          If any term or provision of this Contract is illegal, invalid or unenforceable under current or future law, the intention of both parties to this Contract is that the remaining part of this Contract shall not be affected. The intention of both parties to this Contract also includes, in order to replace each illegal, invalid, or unenforceable term in this Contract, adding a legal, valid, and enforceable term that is as similar as possible to the illegal, invalid, or unenforceable term or provision as part of this Contract (if possible).

33. Notice

33.1.          All notices and communications between both parties shall be made in Chinese and in writing, and shall be delivered or sent to the designated contact person, contact address or e-mail at the top of this contract.

33.2.          Notices shall be deemed to have been delivered at the following times:

(1)            If delivered by hand, upon arrival at the designated address, but with certificate of delivery;

(2)            If delivered by courier, on the third (3rd) working day after the date of posting unless there is evidence to the contrary;

(3)            If sent by e-mail, the sender's e-mail system confirms that the e-mail has been sent to the recipient's e-mail receiving system.

33.3.         Either party may change its designated contact person, contact address, or e- mail by giving notice in the aforementioned manner. However, until the aforementioned changes are made and take effect, the other party shall still have the right to deliver or send the notice to the original designated contact person, contact address, or e-mail, and such delivery shall be deemed effective.

34. Miscellaneous

34.1.         If there is more than one person, company or association included in the "Party B" of this Contract, each party shall be jointly and severally liable for the obligations of Party B.

34.2.         The general interpretation rules that any ambiguous provisions shall be construed against the drafting party shall not apply to the interpretation of this Contract or any appendix or modification to this Contract.

34.3.         Prior to the signing of this Contract by both parties, the contract text handed over by Party A to Party B shall not have any binding force or validity, shall not constitute an option to lease the House, nor shall it confer any rights or impose any obligations on either party.

34.4.         Unless the context otherwise requires, words of either gender in this Contract shall be construed as including any other gender, and words in the singular shall include the plural. The headings in this Contract are for convenience only and do not define, limit, or otherwise describe the scope or intent of this Contract or other provisions of this Contract in any way, or affect the interpretation of this Contract in any way.

34.5.         Unless otherwise specified in this Contract, if Party B fails to make any payment in accordance with the payment date specified in the terms of this Contract, Party B shall pay the late fees to Party A calculated at a daily interest rate of 0.05% from the due date (including the date) to the date of full payment (excluding the date). The late fees and liquidated damages under this Contract shall be deemed as other due payments under this Contract, and Party B shall pay them.

34.6.         Each party shall, and shall prompt its directors, officers, employees, representatives, agents, and consultants to, assume confidentiality responsibilities in relation to the following information (hereinafter referred to as "confidential information"):

(i)            Information received by it from the other party regarding the other party's business, operations, and affairs; and (ii) the provisions of this Contract. Unless required by applicable laws, regulations, orders, judgments, rulings, or exchange rules, each party shall not, and causes its directors, officers, employees, representatives, agents, and advisors shall not, directly or indirectly, reveal, disclose, publicize or otherwise announce confidential information. Despite the aforementioned provisions, both parties agree that either party or its affiliates may publish press releases or announcements mentioning general information about this Contract (including the conclusion of this Contract, the identities of each party, the location and area of the House, the purpose of the House, and evaluations of the commercial relationship between the parties or their respective affiliates). However, such press releases or announcements shall not contain any information related to rent and other payables, payment arrangements, or other important commercial terms stipulated in this Contract.

For the avoidance of doubt, confidential information will not include the following information: (i) The information has been or will be available through public channels (except for those caused by the receiving party violating this Article); (ii) the information was already owned by the receiving party before its disclosure;and (iii) the information is independently obtained by the receiving party without the use of confidential information. Each party's obligations under this Article shall remain valid for one year after the termination or expiration of this Contract.

34.7.         The interpretation of this Contract shall be governed by Chinese law and shall not include any conflict of law principles. Any disputes arising out of or in connection with this Contract (including any issues regarding the formation, validity, or termination of the Contract) shall be submitted to the Shanghai International Arbitration Center ("SHIAC") and resolved in Shanghai in accordance with the arbitration rules in effect at the time of application for arbitration. The arbitration award shall be final and binding on all parties. Unless otherwise awarded by the arbitrator, the losing party shall bear the arbitration fees. The arbitration language shall be Chinese. The arbitration shall be decided by one arbitrator appointed by SHIAC in accordance with the rules in effect at the time of arbitration.

34.8.         All appendices to this Contract including Part I to Part III are hereby incorporated and become a part of this Contract. In case of any conflict between these appendices and the terms of this Contract, these appendices shall prevail.

34.9.         The Chinese version of this Contract shall prevail. This Contract can be signed in multiple copies, each of which has the same legal effect.

34.10.       Party B acknowledges that the "Hardbound Laboratory and Office Service Contract" signed by Party B and Shanghai Concora Management Consulting Co., Ltd. on June 29, 2023 constitutes an integral part of this contract and is complementary to each other. If the "Hardbound Laboratory and Office Service Contract" is terminated, both parties have the right to terminate this contract simultaneously. If the "Hardbound Laboratory and Office Service Contract" is terminated prematurely due to the breach of contract by either party, and this contract is subsequently terminated, it shall be deemed that this contract is terminated prematurely due to the breach of contract by that party, and that party shall bear the liability for breach of contract in accordance with this contract.

(The following parts of this page are intentionally left blank)

(Signature page)

This is to certify that Party A and Party B have signed this Contract as of the date first above written.

Party A: (seal) Shanghai Chuangzhi Space Entrepreneurship Incubator Management Co., Ltd. Seal

Authorized representative:

Signature:	/s/ Shirlene Yang Song

Party B: (seal) Shanghai ShouTi Biotechnology Co., Ltd. Company Seal

Authorized representative:

Signature:	/s/ Raymond Stevens

Part Three

Handover Procedure

Before the delivery date, Party B shall dispatch personnel to handle the handover procedures with Party A. Both parties confirm that the delivery date of the premises as agreed herein shall be no later than December 1, 2023. Subject to the provisions of Article 2.2 hereof, if Party B does not dispatch any personnel to participate in the handover on the same day, Party B shall be deemed to have accepted the handover of the Premises. During the handover, Party A and Party B shall jointly inspect the House and sign the Premises Handover Letter.

Appendix I

House Plan

1.            The floor and/or room number on which the Premises is located is actually arranged by Party A. If it is different from the actual floor and/or room number, Party B will not unilaterally terminate this Contract and/or make any claims or any other forms of claims against Party A due to any differences between the arranged floor and/or room number and the actual floor and/or room number, provided that such difference does not materially and adversely affect Party B’s rights and interests under this Contract.

2.            Without harming the interests of Party B, Party A may adjust the floor and/or room number of the Premises based on the block division. Party B will not unilaterally terminate this Contract and/or make any claims or any other forms of rights claims against Party A due to any differences between the arranged floor and/or room number and the actual floor and/or room number.

Appendix II

Premises Handover Letter

In accordance with the Premises Leasing Contract signed between [        ] and [        ] on [        ], [        ] has handed over the Premises located at [        ] to [        ] on [        ].

[] (seal)
Authorized representative:

Signature:

[] (seal)
Authorized representative:

Signature:

Appendix III

Premises Delivery Standards

Decoration: Fine decoration delivery (as shown in the table below) (Note: Detailed communication with Structure is required)

Floor height: 4.0m (net height of laboratory ceiling: 2.55m)

Load: 250kg/㎡

Other Delivery Standards:

1.            Party A shall provide Party B with the acceptance permit for completion of decoration of the area where the premises are located;

2.            The premises shall meet the EIA conditions required for Party B to conduct the bio- pharmaceutical research and development pilot test. Party A shall be solely responsible for the EIA application for the premises (Party B shall inform the relevant requirements in advance and reach agreement with Party A), obtain the relevant EIA approval before Party B enters the premises, and bear the relevant expenses;

3.            The decoration and other hardware conditions of the premises shall be able to meet the building technical specifications of Party B's application for biological laboratory II (Party B shall communicate with Party A in advance and confirm this), and Party A shall provide necessary documents according to Party B's reasonable requirements to assist Party B in obtaining the biological laboratory II qualification for the record. Party B shall be solely responsible for the record of the qualification of the biological second-level laboratory and the subsequent conduct of relevant business/research based on this, and bear the expenses and corresponding legal liabilities arising therefrom.

6400
8000
8000
2250
2250
3500
8000
STRUCTURE
THERAPEUTICS
MALE TOILET
FEMALE TOILET
TOILET CORRIDOR

Front Desk Logo Wall Plan (1)

ront Desk Logo Wall Plan (2)

硕迪实验室交付标准清单					
序号	名称	单位	数量	品牌	备注
1	天地墙硬装				
1.1	隔墙工程	项	1	彩钢板采用林森、远大、绿叶或同等品牌； 玻璃隔断采用Abopart或同等品牌； 石膏板隔墙采用泰山或同等品牌； 传递窗零界或同等品牌	
1.2	天花工程	项	1	彩钢板采用林森、远大、绿叶或同等品牌； 矿棉板采用阿姆斯壮或同等品牌； 石膏板天花采用泰山或同等品牌	
1.3	地面工程	项	1	PVC采用台宝或同等品牌； 地毯美利肯、华腾或同等品牌	
2	办公家具				
2.1	9人会议室桌	张	1	steelcase、Vision或同等	3200*1400
2.2	洽谈室圆形桌	张	1	steelcase、Vision或同等	
2.3	员工桌	张	17	steelcase、Vision或同等	1500*700
2.4	会议椅	把	13	steelcase、Vision或同等	
2.5	员工椅	把	17	steelcase、Vision或同等	
2.6	沙发	个	2	steelcase、Vision或同等	休闲区
2.7	圆桌	个	1	steelcase、Vision或同等	休闲区
3	实验室家具				
3.1	中央台	米	27	致威或同等品牌	1500宽
3.2	边台	米	42.5	致威或同等品牌	750宽
3.3	水槽	套	8	无锡台雄或同等品牌	
3.4	龙头	套	8	无锡台雄或同等品牌	
3.5	试剂架	米	26	致威或同等品牌	
3.6	更衣柜	个	3	致威或同等品牌	
3.7	通风柜	个	2	致威或同等品牌	
3.8	试剂柜、防爆柜	个	5	欧利雅、致威或同等品牌	
3.9	货架	个	8	Local 或同等品牌	
3.10	紧急冲淋	个	1	无锡台雄或同等品牌	
3.11	洗眼器	个	2	无锡台雄或同等品牌	
3.12	天平台	个	2		硕迪自采
4	机电配套				
4.1	空调箱	项	1	国祥、开利或同等品牌	详见施工图